UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2010 (October 29, 2010)

J. ALEXANDER’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Tennessee	1-08766	62-0854056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 269-1900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2010, J. Alexander’s Corporation (the “Company”) entered into Stock Option Cancellation Agreements (the “Cancellation Agreements”) with certain members of its management team pursuant to which such individuals surrendered and cancelled certain previously granted vested stock options (the “Cancelled Options”) to purchase shares of the Company’s common stock in order to make additional shares available under the Company’s Amended and Restated 2004 Equity Incentive Plan for future equity grants to Company personnel. Pursuant to the terms of the Cancellation Agreements, these individuals and the Company acknowledged and agreed that the surrender and cancellation of the Cancelled Options was without any expectation to receive, and was without any obligation on the Company to pay or grant, any cash, equity awards or other consideration presently or in the future in regard to the cancellation of the Cancelled Options. The Cancelled Options that were surrendered had an exercise price that ranged from $13.09 to $15.00 per share. The aggregate number of shares underlying the Cancelled Options held by each of the individuals surrendering the Cancelled Options was as follows: Lonnie J. Stout II, Chairman, President and Chief Executive Officer – 168,750; R. Gregory Lewis, Vice President, Chief Financial Officer and Secretary – 18,750; J. Michael Moore, Vice President, Human Resources and Administration – 15,000; and Mark A. Parkey, Vice President and Controller – 15,000.

Under applicable accounting standards, the Company has recognized all compensation cost related to the Cancelled Stock Options in prior periods.

The foregoing description of the Cancellation Agreements is qualified in its entirety by reference to the form of Stock Option Cancellation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1     Form of Stock Option Cancellation Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J. Alexander’s Corporation

Date:	October 29, 2010	By:	/s/ R. Gregory Lewis
R. Gregory Lewis
Chief Financial Officer, Vice President of Finance and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Stock Option Cancellation Agreement